UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)		March 12, 2007

SELECTIVE INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-8641	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey		07890
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(973) 948-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On March 8, 2007, Selective Insurance Group, Inc. (the “Company”) entered into a written trading plan under Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Plan”) with a broker to facilitate the purchase of its common stock, par value $2.00. Rule 10b5-1 allows a company to purchase its shares at times when it ordinarily would not be in the market because of self-imposed trading blackout periods, such as the time preceding its quarterly earnings releases.

The shares to be repurchased under the Plan would be part of the Company’s previously announced share repurchase program. The Company may terminate the Plan and may enter into similar arrangements in the future.

The Plan does not require that any shares be purchased, and there can be no assurance that any shares will be purchased under the Plan. Depending on market conditions and subject to the rules and regulations of the United States Securities and Exchange Commission, the Company may also make purchases in the open market or in privately negotiated transactions from time to time within the Company’s trading window periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date: March 12, 2007	By:	/s/ Michael H. Lanza
Michael H. Lanza
Senior Vice President, General Counsel
& Corporate Secretary